EXHIBIT 5.1

July 15, 2014

SuperCom Ltd.

1 Arie Shenkar Street

Hertzliya Pituach 4672514

Israel

Re: Registration Statement on Form F-3 of SuperCom Ltd.

Ladies and Gentlemen:

We have acted as counsel to SuperCom Ltd., a company organized under the laws of the State of Israel, (the “Registrant”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $50,000,000 aggregate amount of the following securities of the Registrant: (i) ordinary shares, nominal value NIS 0.25 per share (the “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares and/or debt securities (the “Warrants”); (iii); (iv) subscription rights distributed to holders of the Registrant’s securities (“Subscription Rights”); (v) debt securities (the “Debt Securities”); and (vi) units comprised of one or more of the Ordinary Shares, Warrants, Subscription Rights and Debt Securities and in any combination (the “Units”, and together with the Ordinary Shares, Warrants, Subscription Rights and the Debt Securities the “Securities”).

As counsel to the Registrant in connection with the registering of the Securities pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of my opinion.

Upon the basis of such examination, we are of the opinion that:

1.	The Registrant is a company duly incorporated and validly existing under the laws of the State of Israel.

2.	With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Indenture, in the case of Debt Securities, (ii) Subscription Rights Agreement, in the case of Subscription Rights and (iii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

The opinion expressed herein is limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.	We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b.	Registrant may issue the securities from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any securities Registrant will afford me an opportunity to review the operative documents pursuant to which such securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such securities.

c.	In connection with this opinion we have assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant.

d.	The opinion set forth above is subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

e.	This opinion is being rendered solely for the benefit of the Registrant in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent. In giving this opinion, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Carter Ledyard & Milburn LLP may rely upon this opinion for the purpose of rendering their opinion dated July 15, 2014, with respect to certain matters concerning the Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the headings “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ S. Friedman & Co